As filed with the Securities and Exchange Commission on August 20, 2020

 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE
SECURITIES ACT OF 1933

Sequential Brands Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	47-4452789 (I.R.S. Employer Identification No.)

601 West 26th Street, 9th Floor
New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

SEQUENTIAL BRANDS GROUP, INC. 2013 STOCK INCENTIVE COMPENSATION PLAN

(Full title of the plans)

  David Conn

Chief Executive Officer

601 West 26th Street, 9th Floor

New York, NY 10001

(Name and address of agent for service)

(646) 564-2577

(Telephone Number, including area code, of agent for service)

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, par value $0.01	62,500	$6.12	$382,500	$49.65

(1)	In addition to the number of shares of common stock, par value $0.01 (the “Common Stock”) of Sequential Brands Group, Inc. (“Sequential”) set forth in the table above, this Registration Statement on Form S-8 (this “Registration Statement”) covers an indeterminate number of options and other rights to acquire Common Stock, to be granted pursuant to the Sequential Brands Group, Inc. 2013 Stock Incentive Compensation Plan (the “2013 Plan”). Pursuant to Sequential’s one for 40 reverse stock split on July 23, 2020, the 2,500,000 shares of Common Stock approved for issuance under the 2013 Plan were reduced to 62,500 shares of Common Stock.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Common Stock of the registrant that may become issuable under the 2013 Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act based upon the average of the high and low prices of the Common Stock, as reported on the Nasdaq Stock Market on August 14, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Sequential Brands Group, Inc. (“Sequential”), relating to up to 62,500 shares of Common Stock, which may be issued or sold pursuant to the Sequential Brands Group, Inc. 2013 Stock Incentive Compensation Plan (the “2013 Plan”). Pursuant to Sequential’s one for 40 reverse stock split on July 23, 2020, the 2,500,000 shares of Common Stock approved for issuance under the 2013 Plan were reduced to 62,500 shares of Common Stock. Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers any additional shares of Sequential’s Common Stock that become issuable under the 2013 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

In accordance with General Instruction E to Form S-8, and except as the same may be modified by the information set forth in this Registration Statement, Sequential hereby incorporates by reference the original Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 10, 2017 (File No. 333-215508).

 PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to each participant in each of the Plans as may be required by Rule 428(b) promulgated under the Securities Act. Such documents need not be filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act for each of the Plans.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following documents are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit Number	Description

4.1	Certificate of Incorporation of Sequential Brands Group, Inc. (incorporated by reference to Exhibit 3.1 to Sequential’s Form 8-K, filed December 4, 2015).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation dated July 23, 2020 (incorporated by reference to Exhibit 3.1 to Sequential’s Form 8-K, filed July 27, 2020).

4.3	Bylaws of Sequential Brands Group, Inc. (incorporated by reference to Exhibit 3.2 to Sequential’s Form 8-K, filed December 4, 2015).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.*

10.1	Sequential Brands Group, Inc. 2013 Stock Incentive Compensation Plan, as amended on March 2, 2020 (incorporated by reference to Exhibit 10.1 to Sequential’s Form 8-K, filed June 9, 2020).

23.1	Consent of CohnReznick LLP.*

23.2	Consent of Gibson, Dunn & Crutcher LLC (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of York, on August 19, 2020.

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ David Conn
Name:	David Conn
Title:	Chief Executive Officer, Secretary and Director

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Conn his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, supplements, subsequent registration statements relating to the offering to which this registration statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature/Name	Position	Date

/s/ David Conn	Chief Executive Officer, Secretary and Director (Principal Executive Officer)
David Conn		August 19, 2020

/s/ Daniel Hanbridge	Senior Vice President of Finance and Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Daniel Hanbridge		August 19, 2020
/s/ William Sweedler	Director
William Sweedler		August 19, 2020

/s/ Al Gossett	Director
Al Gossett		August 19, 2020

/s/ Aaron Hollander	Director
Aaron Hollander		August 19, 2020

/s/ Gary A. Johnson	Director
Gary A. Johnson		August 19, 2020

/s/ Stewart Leonard Jr.	Director
Stewart Leonard Jr.		August 19, 2020

/s/ Martha Stewart	Director
Martha Stewart		August 19, 2020

/s/ Silvia Mazzucchelli	Director
Silvia Mazzucchelli		August 19, 2020

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